UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 27, 2019

CTD HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32563
(Address of Principal Executive Offices)	(zip code)

386-418-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 29, 2019, CTD Holdings, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider and vote on proposals to approve (i) an amendment to the Company’s Articles of Incorporation changing the Company’s name to Cyclo Therapeutics, Inc. (“Proposal I”); (ii) the Company’s 2019 Omnibus Equity Incentive Plan (“Proposal II”); and (iii) granting the Company’s Board of Directors discretionary authority to effect a reverse split of the Company’s Common Stock in such ratio as shall be determined by the Board of Directors at a later date, but which shall be no greater than a one-for-15 reverse stock split (“Proposal III”).

Proposal I was approved by the Company’s shareholders, receiving the affirmative vote of approximately 77.1% of the votes entitled to be cast at the Special Meeting, as follows:

For	Against	Abstain	Broker Non-Votes
93,313,788	154,154	0	0

Proposal II was approved by the Company’s shareholders, receiving the affirmative vote of approximately 66.5% of the votes entitled to be cast at the Special Meeting, as follows:

For	Against	Abstain	Broker Non-Votes
79,134,316	1,513,665	12,500	12,807,461

Proposal III was approved by the Company’s shareholders, receiving the affirmative vote of approximately 77.1% of the votes entitled to be cast at the Special Meeting, as follows:

For	Against	Abstain	Broker Non-Votes
92,705,473	740,668	57,951	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD Holdings, Inc. Date: August 27, 2019 By: /s/ N. Scott Fine N. Scott Fine Chief Executive Officer